Exhibit 99.1

Helmerich & Payne, Inc. Capital One Securities, Inc. 2016 Energy Conference December 7, 2016

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Very strong balance sheet Most capable land drilling fleet Market share leader in the U.S. Robust term contract backlog Operational strategy focused on continued innovation, safety, performance excellence, reliability and customer satisfaction About Helmerich & Payne (H&P)

H&P’s Strong Balance Sheet (As of September 30, 2016) 1. Total Capitalization is defined as Total Debt plus Shareholders' Equity. Total-Debt-to-Total-Capitalization Ratio1 Source: Company Filings.

Current Dividend Yields Source: Thomson Reuters. Yields calculated as of market close on December 2, 2016.

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments.

FlexRig Type Rig Power Type H&P U.S. Land Fleet – Family of Solutions Pad* AC Drive FlexRigs Drawworks Horsepower ** Approximately 120 FlexRig3s and 6 FlexRig4s of the 148 “Other FlexRigs” can be upgraded to Pad* FlexRigs. * Optimal for multiple-well pad drilling applications. **

U.S. Land Market Share Leader Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. As of December 2016 (~635 Active Rigs in U.S. Land)

H&P Global Fleet Under Term Contract The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 12/7/16. Given notifications as of 12/7/16, the Company expects to generate approximately $9 million in the first fiscal quarter of 2017 and over $30 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase. *

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data. The category “Large Operators” includes majors and large independent E&P operators.

U.S. Land Drilling Market Conditions The U.S. Land market is improving. Since the trough of activity in May, rigs have been reactivated across most basins, and the Permian is leading the recovery. Well designs are more challenging and complex with extended laterals requiring more hydraulic horsepower, drill string torque and greater capability. The industry’s capacity to provide 1,500 horsepower AC drive rigs that have 7,500 psi circulating systems and multi-well pad drilling capability appears to be limited.

Drilling Activity in the U.S.

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. U.S. Land Horizontal and Directional Activity (As of December 2016)

The Replacement Cycle: Customer Adoption Next ~90 E&P Operators (~325 Active Rigs by Power Type) Top 10 E&P Operators (~140 Active Rigs by Power Type) Remaining E&P Operators (~170 Active Rigs by Power Type) Top 10 E&P Operators Next ~90 E&P Operators Remaining E&P Operators They represent the 10 most active E&P operators and employ ~22% of the industry’s active drilling rigs. They represent the next ~85 most active operators and employ ~51% of the industry’s active drilling rigs. They represent all other remaining active operators and employ ~27% of the industry’s active drilling rigs. ~94% of their rigs are drilling horizontal or directional wells. ~94% of their rigs are drilling horizontal or directional wells. ~65% of their rigs are drilling horizontal or directional wells. ~12% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. ~27% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. ~33% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs. U.S. Land Market (as of December 2016) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

As of October 2014 (Peak) (~1,930 Active Rigs in U.S. Land By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,925 Active Rigs in U.S. Land By Power Type) As of December 2016 (~635 Active Rigs in U.S. Land By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

H&P’s Lead in U.S. Land 1,500 hp AC Drive Rigs * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

(~405 Rigs as of December 2016) Active AC Drive U.S. Rig Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower.

H&P’s U.S. Land Activity and Pricing Comments H&P’s U.S. Land segment has approximately 117 contracted rigs generating revenue, including 115 rigs generating revenue days as of December 7, 2016 (~3% of the 115 rigs remain idle and on standby dayrates). Average FlexRig spot pricing remains down by more than 35%, as compared to spot pricing at the peak in November 2014. Spot pricing has stabilized and is beginning to improve.

H&P Uniquely Positioned – “Family of Solutions” Positioned to take market share in a strong or moderate market recovery Uniquely leveraged to provide E&P companies the rig of choice Design of the FlexRig fleet allows for a broad range of rig upgrades

H&P’s Experience and Expertise Have the people, systems and the operational support structures to drive top performance and reliability Over 1,800 rig years of AC drive operational experience Expertise in designing, building and now upgrading the fleet provides great optionality for the customer

Rig Specifications in High Demand* AC drive 1,500 hp drawworks 750K lbs. hookload Multi-well pad drilling capability 7,500 psi mud circulating systems H&P’s U.S. Land Fleet Upgrade Potential H&P Rigs with Specifications in High Demand* * These combined high demand rig specifications meet the general criteria of what some industry followers have identified as “super-spec” rigs. Additional capabilities like a third mud pump, 25,000’ setback and increased mud volume may also be important to meet customer requirements. 269 H&P U.S. Land FlexRigs Upgraded or Upgradeable to Rig Specifications in High Demand*

H&P Very Well Positioned to Gain Share Note: The above estimates are derived from multiple sources including Rig Data and corporate filings. * Includes ~170 FlexRigs that have been or can be upgraded to what some industry followers refer to as “super-spec” rigs. Idle 1,500 hp AC Drive Land Rigs (as of November 2016) *

H&P’s U.S. Land Fleet Activity (1) Includes rigs on standby dayrates. Includes completed new builds pending delivery and not generating revenue days. (2)

Leading U.S. Unconventional Driller (118 H&P Contracted Land Rigs as of 12/7/16*) * Includes 1 announced new FlexRigs with customer commitments scheduled for delivery in calendar 2016.

Drawworks Horsepower FlexRig Type Rig Power Type H&P U.S. Land Fleet (Contracted Rigs as of 12/7/16) ** Pad* AC Drive FlexRigs * Optimal for multiple-well pad drilling applications. ** Most of the “Other FlexRigs” can be upgraded to Pad* FlexRigs.

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR, PDS, and UNT. H&P’s Margin Premium (1) (2)

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

Ongoing U.S. Land Market Trends Unconventional plays continue to shape the landscape. Well designs are increasingly complex, including longer laterals and more challenging drilling requirements. Customers continue to focus on safety, efficiency, technology, and reliable drilling performance. AC drive rigs are best suited and continue to be upgraded for more demanding drilling requirements. The replacement cycle is expected to continue.

Increasing Focus on More Difficult Drilling

Center of Excellence – Tulsa, OK Support Structure Data Analysis Best Practices 24/7 Technical and Performance Solutions:

H&P’s Long Term Strategy Innovation Technology Safety, operational excellence and reliability Customer satisfaction Financial strength

Additional References

First Fiscal Quarter H&P Outlook (As of November 17, 2016) Drilling Operations Outlook for 1Q of Fiscal 2017 Compared to 4Q of Fiscal 2016 U.S. Land Segment Revenue days expected to increase by roughly 20% Average rig revenue per day expected to be roughly $23,500 (excluding the impact from early termination revenue) Average rig expense per day expected to be roughly $14,200 Offshore Segment Revenue days expected to be unchanged Average rig margin per day expected to be approximately $11,250 International Land Segment Revenue days expected to decrease by approximately 5% Average rig margin per day expected to be roughly $8,000 Other Estimates (for Fiscal 2017) Depreciation expense expected to decrease to approximately $525 million General and Administrative expenses expected to decrease to approximately $140 million

Estimated H&P Activity as of December 7, 2016 Rigs Working/ Contracted 117 117 0 7 14 138 Rigs Available 349 347 2 9 38 396 1 397 % Contracted 34% 34% 0% 78% 37% 35% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Total Fleet (3) (1) (2) 57% are FlexRigs that are optimal for multiple-well pad drilling applications. 81% are FlexRigs that are optimal for multiple-well pad drilling applications. Reflects announced new build commitments under term contracts.

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

U.S. Activity by Well and Rig Type Note: The above estimates corresponding to rig activity and rig type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. ~635 Active U.S. Land Rigs (December 2016) Horiz & Dir AC Drive Rigs Horiz & Dir SCR & Mech Rigs Vertical All Rigs

H&P U.S. Land Fleet (Idle Rigs as of 12/7/16) Pad* AC Drive FlexRigs Drawworks Horsepower ** * Optimal for multiple-well pad drilling applications. ** Most of the “Other FlexRigs” can be upgraded to Pad* FlexRigs. FlexRig Type Rig Power Type

Contracted Idle Total Long-term Contracts Argentina 11 8 19 10 Bahrain 1 2 3 Colombia 2 6 8 1 Ecuador 6 6 U.A.E. 2 2 Total 14 24 38 11 H&P’s International Land Operations Rigs on term contract that have greater than or equal to 180 days remaining. Some of the 10 contracted rigs in Argentina are on standby dayrates. 10 of 25 FlexRigs, included in the international fleet of 38 rigs, are under long-term contracts. (3) Rig Fleet Status (as of December 7, 2016) (1) (2)

Number of Rigs Already Under Long-Term Contracts* (Estimated Quarterly Average, Including Announced New Builds - as of 12/7/16) H&P Global Fleet Under Term Contract Segment Q1 Q2 Q3 Q4 Q1 Q2 Q3 FY17 FY17 FY17 FY17 FY18 FY18 FY18 U.S. Land 70.3 76.6 71.3 60.5 53.6 41.9 34.5 International Land 12.7 12.0 11.0 10.0 10.0 10.0 10.0 Offshore 2.0 2.0 2.0 2.0 2.0 2.0 1.9 Total 85.0 90.6 84.3 72.5 65.6 53.9 46.4 * The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 12/7/16. Given notifications as of 12/7/16, the Company expects to generate approximately $9 million in the first fiscal quarter of 2017 and over $30 million thereafter from early terminations corresponding to long-term contracts. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase.

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency AC technology providing precise control and increased capability Computerized electronic driller more precisely controls down-hole parameters FlexRig designs are suited for both efficient well to well moves and multiple-well pad applications Accelerated well programs and NPV gains A safer and more environmentally friendly workplace Fleet size and uniformity Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Theoretical 20% Efficiency 40% Efficiency Base Case Improvement Improvement 1. Drilling days average 13.5 10.8 8.1 Other days average 5.0 4.0 3.0 Moving days average (several multi-well pads) 1.5 1.2 0.9 Total rig days per well 20.0 16.0 12.0 Efficiency (Reduced Well Cycle Time) - 20% 40% 2. Drilling contractor dayrate $15,000 $20,000 $25,000 Operator’s other intangible (services) $35,000 $35,000 $35,000 cost per day estimate Total daily cost estimate $50,000 $55,000 $60,000 Total cost per well (daily services) $1,000,000 $880,000 $720,000 3. Total well savings for customer – per well $120,000 $280,000 (12% Savings) (28% Savings) per year $2.74 MM $8.52 MM 4. Incremental number of wells per rig per year 4.6 wells 12.2 wells The Value Proposition: The Power of Efficiency

Ten-Year Relative Shareholder Return Source: Thomson Reuters as of December 2, 2016.

Land Drilling Market Valuations Source: Thomson Reuters as of December 2, 2016.

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and Thomson Reuters. Oil Prices Natural Gas Prices